UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

CYBRA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	13-3303290
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
Organization)

One Executive Blvd., Yonkers, NY	10701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (914) 963-6600

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

As previously disclosed in our Current Report on Form 8-K filed on August 4, 2010, our shareholders approved an amendment to our Certificate of Incorporation that authorized us to issue up to 10 million shares of preferred stock in one or more series or classes having such designations, relative rights, preferences, and limitations as may be designated by our Board of Directors. On August 3, 2010, we filed a Certificate of Designation with the New York Secretary of State establishing our Series A 10% Convertible Preferred Stock (“Series A Preferred Stock”), and we subsequently issued 2,090,000 shares of Series A Preferred Stock pursuant to that Certificate of Designation.

At a special meeting of holders of the Series A Preferred Stock held on December 4, 2012, the holders of a majority of shares of our Series A Preferred Stock as of November 20, 2012 approved an amendment to our Certificate of Incorporation (the “Amendment”) (i) to increase the number of authorized shares of Series A Preferred Stock from 2,090,000 shares to 4,930,000 shares and (ii) to provide that dividends with respect to the Corporation’s Series A Preferred Stock shall not accrue or otherwise be payable after December 31, 2012, except for unpaid dividends that shall have accrued on or before December 31, 2012.

The foregoing description of the Amendment is qualified in its entirety by reference to the Certificate of Amendment of our Certificate of Incorporation, a copy of which is appended as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment of Certificate of Incorporation

As discussed in Item 3.03 of this Current Report, the holders of a majority of shares of our Series A Preferred Stock approved the Amendment at the special meeting on December 4, 2012. On December 5, 2012, we filed a Certificate of Amendment with the New York Secretary of State, which became effective on filing.

The Amendment amended Section A of Article 4 of our Certificate of Incorporation (i) to increase the number of authorized shares of Series A Preferred Stock from 2,090,000 shares to 4,930,000 shares and (ii) to provide that dividends with respect to the Corporation’s Series A Preferred Stock shall not accrue or otherwise be payable after December 31, 2012, except for unpaid dividends that shall have accrued on or before December 31, 2012.

The foregoing description of the Amendments is qualified in its entirety by reference to the Certificate of Amendment of our Certificate of Incorporation, a copy of which is appended as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As discussed in Item 3.03 and Item 5.03 of this Current Report, the holders of a majority of shares of our Series A Preferred Stock approved the Amendment at the special meeting of holders of our Series A Preferred Stock held on December 4, 2012. The following number of votes were cast for or against the Amendment or abstained from voting:

For	1,340,000
Against	0
Abstain	0

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBRA Corporation
(Registrant)
By: /s/ Harold L. Brand
Harold L. Brand
Chief Executive Officer

Date: December 10, 2012

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation